
                        COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)

                 DILUTED                             Three Months Ended                      Nine Months Ended
                 -------                      ----------------------------------     -----------------------------------
                                              March 31, 1998      March 31, 1997     March 31, 1998       March 31, 1997
                                              --------------      --------------     --------------       --------------
Average shares outstanding                            35,118              16,875             34,067               10,498

Net effect of dilutive stock options (1)                 670                 635                407                    -
                                                     -------             -------            -------             ---------
Totals                                                35,788              17,510             34,474               10,498
                                                     =======             =======            =======             =========
Net income (loss)                                    $13,920             $ 1,277            $ 2,923             $( 7,522)
                                                     =======             =======            =======             =========
Net income (loss) per share - diluted                $  0.39             $  0.07            $  0.08             $(  0.72)
                                                     =======             =======            =======             =========


                  BASIC                              Three Months Ended                      Nine Months Ended
                  -----                       ----------------------------------     -----------------------------------
                                              March 31, 1998      March 31, 1997     March 31, 1998       March 31, 1997
                                              --------------      --------------     --------------       --------------
Average shares outstanding                            35,118              16,875             34,067               10,498
                                                     =======             =======            =======             =========
Net income (loss)                                    $13,920             $ 1,277            $ 2,923             $( 7,522)
                                                     =======             =======            =======             =========
Net income (loss) per share - basic                  $  0.40             $  0.08            $  0.09             $(  0.72)
                                                     =======             =======            =======             =========

(1) Computed based on the treasury stock method using the average market price for each applicable period. Amounts excluded from the 1997 nine-month computation, since impact is antidilutive.